Exhibit 99.3

TECO ENERGY, INC.

LETTER TO CLIENTS

Offer To Exchange

0.9509 Shares of Common Stock Plus $1.39 in Cash
For
Each Outstanding 9.50% Adjustable Conversion-Rate Equity Security Unit
In the Form of a Normal Unit (CUSIP 872375 209)
In Order to Effect Early Settlement of
the Purchase Contracts Included in up to 17,865,000 of the
Equity Security Units in the Form of Normal Units

Pursuant to the Early Settlement Offer Prospectus dated July 28, 2004

THE EARLY SETTLEMENT OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 24, 2004 (THE “EXPIRATION DATE”), UNLESS THE EARLY SETTLEMENT OFFER IS EXTENDED OR EARLIER TERMINATED.

          EQUITY SECURITY UNITS IN THE FORM OF NORMAL UNITS TENDERED IN THE EARLY SETTLEMENT OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE (AS IT MAY BE EXTENDED).

To Our Clients:

          We are enclosing an early settlement offer prospectus, dated July 28, 2004 (the “Early Settlement Offer Prospectus”), of TECO Energy, Inc., a Florida corporation (the “Company”), and a related Letter of Transmittal (which together constitute the “Early Settlement Offer”) relating to the offer by the Company to exchange 0.9509 shares of the Company’s common stock plus $1.39 in cash for each validly tendered and accepted normal unit, up to an aggregate of 17,865,000 normal units, upon the terms and subject to the conditions set forth in the Early Settlement Offer.

          The Early Settlement Offer is subject to certain conditions. See the section of the Early Settlement Offer Prospectus entitled “The Early Settlement Offer — Conditions to the Early Settlement Offer.”

          We are the holder of record of normal units held by us for your account. A tender of such normal units can be made only by us as the record holder and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender normal units held by us for your account.

          We request instructions as to whether you wish to tender any or all of the normal units held by us for your account pursuant to the terms and conditions of the Early Settlement Offer.

          We urge you to read carefully the Early Settlement Offer Prospectus and related Letter of Transmittal before instructing us to tender your units. You may use the attached form to give your instructions.

          PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS TO REGISTERED HOLDER AND/ OR

THE DEPOSITORY TRUST COMPANY PARTICIPANT

To Registered Holder and/or Participant of the Depository Trust Company:

          The undersigned hereby acknowledges receipt of the early settlement offer prospectus dated July 28, 2004 (the “Early Settlement Offer Prospectus”), of TECO Energy, Inc., a Florida corporation (the “Company”), and the accompanying Letter of Transmittal, that together constitute the offer of the Company (the “Early Settlement Offer”) to exchange 0.9509 shares of the Company’s common stock plus $1.39 in cash for each validly tendered and accepted normal unit, up to an aggregate of 17,865,000 normal units. Certain terms used but not defined herein have the meanings ascribed to them in the Early Settlement Offer Prospectus.

          This will instruct you, the registered holder and/or DTC participant, as to the action to be taken by you relating to the Early Settlement Offer with respect to the normal units held by you for the account of the undersigned.

          The number of normal units held by you for the account of the undersigned is (fill in amount):

                               normal units.

          With respect to the early settlement offer, the undersigned hereby instructs you (check appropriate box):

☐	To tender the following normal units held by you for the account of the undersigned (insert number of normal units to be tendered) (if any):

                               normal units*

☐	not to tender any normal units held by you for the account of the undersigned.

*	Unless otherwise indicated, the entire number of normal units indicated above as held by the Company for the account of the undersigned will be tendered.

SIGN HERE

Name(s) of beneficial owner(s):

Signature(s):

Name(s):

(PLEASE PRINT)

Address(es):

Telephone Number(s):

Taxpayer Identification or Social Security
Number(s):

Date:

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